AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1997
                                                      REGISTRATION NO. 333-38817
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             APPLE ORTHODONTIX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   DELAWARE
(STATE OR OTHER                8021                             74-2795193
JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
INCORPORATION OR    CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)
ORGANIZATION)
                            ------------------------

       APPLE ORTHODONTIX, INC.                    MICHAEL W. HARLAN
    2777 ALLEN PARKWAY, SUITE 700              APPLE ORTHODONTIX, INC.
        HOUSTON, TEXAS 77019                2777 ALLEN PARKWAY, SUITE 700
           (713) 852-2500                       HOUSTON, TEXAS 77019
  (ADDRESS, INCLUDING ZIP CODE, AND                (713) 852-2504
          TELEPHONE NUMBER,              (NAME AND ADDRESS, INCLUDING ZIP CODE,
INCLUDING AREA CODE, OF REGISTRANT'S      AND TELEPHONE NUMBER, INCLUDING AREA
    PRINCIPAL EXECUTIVE OFFICES)              CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

          LOUISE A. SHEARER                                ALAN J. BOGDANOW
        BAKER & BOTTS, L.L.P.                           HUGHES & LUCE, L.L.P.
           ONE SHELL PLAZA                                 1717 MAIN STREET
            910 LOUISIANA                                     SUITE 2800
        HOUSTON, TEXAS 77002                             DALLAS, TEXAS 75201

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses to be paid by the Company (other than underwriting compensation expected to be incurred) in connection with the offering described in this Registration Statement. All amounts are estimates, except the SEC Registration Fee, the NASD Filing Fee and the American Stock Exchange Additional Listing Fee.


SEC Registration Fee.................  $     15,280
NASD Filing Fee......................         5,542
American Stock Exchange Additional
Listing Fee..........................        17,500
Blue Sky Fees and Expenses...........
Printing Costs.......................
Legal Fees and Expenses..............
Accounting Fees and Expenses.........
Transfer Agent and Registrar Fees and
Expenses.............................
Premiums for D&O Insurance...........
Miscellaneous........................
                                       ------------
     Total...........................  $
                                       ============


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  DELAWARE GENERAL CORPORATION LAW

     Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that,
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despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made with respect to a person who is a director or officer at the time of such determination, (1) by the board of directors by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors, even though less than a quorum, or (3) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the operator deems appropriate.

     Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

     Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

  RESTATED CERTIFICATE OF INCORPORATION

     The Restated Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company,

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
in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Restated Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

  BYLAWS

     The Bylaws of the Company provide that the Company will indemnify and hold harmless any director or officer of the Company to the fullest extent permitted by applicable law, as in effect as of the date of the adoption of the Bylaws or to such greater extent as applicable law may thereafter permit, from and against all losses, liabilities, claims, damages, judgments, penalties, fines, amounts paid in settlement and expenses (including attorneys' fees) whatsoever arising out of any event or occurrence related to the fact that such person is or was a director or officer of the Company, and further provide that the Company may, but is not required to, indemnify and hold harmless any employee or agent of the Company or a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise who is or was serving in such capacity at the written request of the Company; provided, however, that the Company is only required to indemnify persons serving as directors, officers, employees or agents of the Company for the expenses incurred in a proceeding if such person is a party to and is successful, on the merits or otherwise, in such proceeding, or if unsuccessful in the proceeding, but successful as to a matter in such proceeding, the expenses attributable to such matter; and provided further, that the Company may, but is not required to, indemnify such persons who are serving as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the written request of the Company for the expenses incurred in a proceeding if such person is a party to and is successful, on the merits or otherwise, in such proceeding. The Bylaws further provide that, in the event of any threatened, or pending action, suit or proceeding in which any of the persons referred to above is a party or is involved and that may give rise to a right of indemnification under the Bylaws, following written request by such person, the Company will promptly pay to such person amounts to cover expenses reasonably incurred by such person in such proceeding in advance of its final disposition upon the receipt by the Company of (i) a written undertaking executed by or on behalf of such person, providing that such person will repay the advance if it is ultimately determined that such person is not entitled to be indemnified by the Company as provided in the Bylaws and (ii) satisfactory evidence as to the amount of such expenses.

  UNDERWRITING AGREEMENT

     The Underwriting Agreement provides for the indemnification of the directors and officers of the Company in certain circumstances.

  INSURANCE

     The Company maintains liability insurance for the benefit of its directors and officers.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     The following information relates to securities of the Company issued or sold within the past three years which were not registered under the Securities
Act:

     On October 11, 1996, the Company issued 420, 415.5, 52.5, 40, 10, 10, 10, 5 and 5 shares of Common Stock to TriCap Funding I, L.L.C., John G. Vondrak, D.D.S., W. Daniel Cook, Robert J. Syverson, Roxanne Robertson, Wm. Randol Womack, D.D.S., Duncan Y. Brown, D.D.S., Wanda Rose and Stephen DeOrlow, Trustee, respectively, the founders of the Company, for $0.01 per share. On December 9, 1996, the Company issued 23.5, 24.5, 5 and 2.5 shares of Common Stock to Michael W. Harlan, LeeAnn Peniche, Orthodontic Investors of Texas II, Inc. and Allan Benson, respectively, for $3.00 per share. Such issuances were exempt from the registration requirements of the Securities Act by virtue of
Section 4(2) thereof as transactions not involving any public offering.

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     In April 1997, each outstanding share of Common Stock was reclassified into
4,012.5569 shares of Class B Stock (the "Stock Split"), which was subsequently readjusted in May 1997 with the net effect of a 3,270-for-one split. The Stock Split and adjustment were exempt from the registration requirements of the Securities Act as they did not involve a "sale," as defined in Section 2(3) of the Securities Act.

     Simultaneously with the completion of its IPO, the Company issued 3,025,621 shares of Common Stock in connection with the acquisitions of the Founding Affiliated Practices. Such issuances were exempt from the registration requirements of Section 4(2) thereof as transactions not involving any public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  Exhibits.

        EXHIBIT
         NUMBER                                                  DESCRIPTION
------------------------  ------------------------------------------------------------------------------------------
          +1.1       --   Form of Underwriting Agreement
           3.1       --   Restated Certificate of Incorporation (Incorporated by reference from the Company's
                          Registration Statement on Form S-1 (Registration No. 333-22785)).
           3.2       --   Bylaws (Incorporated by reference from the Company's Registration Statement on Form S-1
                          (Registration No. 333-22785)).
           4.1       --   Form of certificate evidencing ownership of Common Stock of Apple Orthodontix, Inc.
                          (Incorporated by reference from the Company's Registration Statement on Form S-1
                          (Registration No. 333-22785)).
           4.2       --   Form of Registration Rights Agreement (Incorporated by reference from the Company's
                          Registration Statement on Form S-1 (Registration No. 333-22785)).
           4.3       --   Registration Rights Agreement among Apple Orthodontix, Inc., John G. Vondrak, D.D.S. and
                          TriCap Funding I, L.L.C. (Incorporated by reference from the Company's Registration
                          Statement on Form S-1 (Registration No. 333-22785)).
           4.4       --   Registration Rights Agreement between TriCap Partners, L.L.C. and Apple Orthodontix, Inc.
                          (Incorporated by reference from the Company's Registration Statement on Form S-1
                          (Registration No. 333-22785)).
          +5.1       --   Opinion of Baker & Botts, L.L.P.
          10.1       --   Revolving Credit Facility with Texas Commerce Bank, National Association
         +10.2       --   Apple Orthodontix, Inc. 1997 Stock Compensation Plan
          10.3       --   Form of Option Agreement
          10.4       --   Employment Agreement between Apple Orthodontix, Inc. and John G. Vondrak, D.D.S.
                          (Incorporated by reference from the Company's Registration Statement on Form S-1
                          (Registration No. 333-22785)).
          10.5       --   Employment Agreement between Apple Orthodontix, Inc. and Robert J. Syverson (Incorporated
                          by reference from the Company's Registration Statement on Form S-1 (Registration No.
                          333-22785)).
          10.6       --   Employment Agreement between Apple Orthodontix, Inc. and Michael W. Harlan (Incorporated
                          by reference from the Company's Registration Statement on Form S-1 (Registration No.
                          333-22785)).
          10.7       --   Employment Agreement between Apple Orthodontix, Inc. and W. Daniel Cook (Incorporated by
                          reference from the Company's Registration Statement on Form S-1 (Registration No.
                          333-22785)).
          10.8       --   Employment Agreement of H. Steven Walton (Incorporated by reference from the Company's
                          Registration Statement on Form S-1 (Registration No. 333-22785)).
          10.9       --   Amendment to Employment Agreement of H. Steven Walton
          10.10      --   Form of Service Agreement for Founding Affiliated Practices (Incorporated by reference from the Company's Registration Statement on Form S-1 (Registration No. 333-22785)).
          10.11           -- Form of Alternative Service Agreement for Founding
                          Affiliated Practices (Incorporated by reference from
                          the Company's Registration Statement on Form S-1
                          (Registration No.
                          333-22785)).
          10.12           -- Form of Flat Fee Service Agreement for Founding
                          Affiliated Practices (Incorporated by reference from
                          the Company's Registration Statement on Form S-1
                          (Registration No.
                          333-22785)).

        EXHIBIT
         NUMBER                                                  DESCRIPTION
------------------------  ------------------------------------------------------------------------------------------
+21.1       --   Subsidiaries of the Registrant

 23.1       --   Consent of Arthur Andersen LLP

+23.2       --   Consent of Baker & Botts, L.L.P. (contained in Exhibit 5.1)

 24.1       --   Power of Attorney (contained on the signature page of this
                 Registration Statement)

------------

+ Filed herewith

     (b)  Financial Statement Schedules.

     All schedules are omitted because they are not applicable or because the required information is contained in the Financial Statements or Notes thereto.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes as follows:

          (1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payments by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (2) That, for the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (3) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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
                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, APPLE ORTHODONTIX, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON NOVEMBER 18, 1997.
                                          APPLE ORTHODONTIX, INC.
                                          By:/s/ JOHN G. VONDRAK, D.D.S.
                                                 JOHN G. VONDRAK, D.D.S.
                                                 CHAIRMAN OF THE BOARD AND CHIEF
                                                 EXECUTIVE OFFICER

                               POWER OF ATTORNEY

     EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS MICHAEL W. HARLAN AND H. STEVEN WALTON AND EACH OF THEM, ANY OF WHOM MAY ACT WITHOUT THE JOINDER OF THE OTHER, AS HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND ANY REGISTRATION STATEMENT FOR THE SAME OFFERING FILED PURSUANT TO RULE 462 UNDER THE SECURITIES ACT OF 1993, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND ALL OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING APPROPRIATE OR NECESSARY TO BE DONE, AS FULLY AND FOR ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR THEIR SUBSTITUTE OR SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON NOVEMBER 18, 1997.

               SIGNATURES                                          TITLE
----------------------------------------  --------------------------------------------------------
       /s/JOHN G. VONDRAK, D.D.S.         Chairman of the Board and Chief Executive Officer
          JOHN G. VONDRAK, D.D.S.         (Principal Executive Officer)
       /s/MICHAEL W. HARLAN               Vice President and Chief Financial Officer (Principal
          MICHAEL W. HARLAN               Financial and Accounting Officer)
       /s/W. DANIEL COOK                  Director
          W. DANIEL COOK
       /s/WILLIAM W. SHERRILL             Director
          WILLIAM W. SHERRILL
       /s/ROD L. CROSBY, JR.              Director
          ROD L. CROSBY, JR.
       /s/CLYDE C. WADDELL, JR.           Director
          CLYDE C. WADDELL, JR.

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